Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors
Changda International Holdings Inc.

We hereby consent to your incorporation of our audit report relating to the consolidated financial statements of Changda International Holdings, Inc. as of and for the years ended December 31, 2009 and 2008, and the reference to us under the caption “Experts” in the Amendment No. 2 to Form S-1 of Changda International Holdings Inc. dated July 23, 2010.

/s/ Mazars CPA Limited

Certified Public Accountants
Hong Kong

Date: July 23, 2010